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                                                                       EXHIBIT I

                             JOINT FILING AGREEMENT

     The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D, to which this Joint Filing Agreement is filed as an exhibit, are filed on behalf of each of them.

Date: July 3, 2002           EOS PARTNERS, L.P.

                             By:   /s/ Steven M. Friedman
                                   ---------------------------------------------
                                     Name:  Steven M. Friedman
                                            ------------------------------------
                                     Title: General Partner
                                            ------------------------------------


Date: July 3, 2002           EOS PARTNERS SBIC II, L.P.
                             By:  Eos SBIC General II, L.P., its general partner
                             By:  Eos SBIC II, Inc., its general partner

                             By:   /s/ Steven M. Friedman
                                   ---------------------------------------------
                                     Name:  Steven M. Friedman
                                            ------------------------------------
                                     Title: President
                                            ------------------------------------


Date: July 3, 2002           EOS PARTNERS (OFFSHORE), L.P.
                             By:  Eos General, LLC, its general partner

                             By:   /s/ Steven M. Friedman
                                   ---------------------------------------------
                                     Name:  Steven M. Friedman
                                            ------------------------------------
                                     Title:   Managing Member
                                            ------------------------------------